                                                                    Exhibit (13)

              Providentmutual Life and Annuity Company of America
                       Variable Annuity Separate Account

                            MONEY MARKET SUB-ACCOUNT

7-DAY CURRENT YIELD

  Current Yield =   (( NCS-ES)/UV /7) x 365

      where NCS =   the net change in the value of the Portfolio (exclusive of realized gains or losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Sub-Account unit

             ES =   M&E + ADMIN

       where ES =   per unit expenses of the Sub-Account for the 7-day period

            M&E = per unit Mortality & Expense Risk Charges deducted for the 7-day period

          ADMIN =   per unit Administration Charges deducted for the 7-day
                    period
                =   (30 / AAV / 365 ) x AUV x 7

      where AAV =   Average Account Value of contracts on the last day of the
                    7-day period
                =   $10,000

            AUV =   the sum of the unit values on the first and last days of
                    the 7-day period divided by 2
                =   10.000 + 10.0059 2 = 10.0030

             UV =   the unit value on the first day of the 7-day period
                =   10.0000

DATE            NCS             M&E             ADMIN

Dec 31      .00117473       .00032920       .00008222
Dec 30      .00353355       .00098700       .00024665
Dec 29          -               -               -
Dec 28          -               -               -
Dec 27      .00117978       .00032893       .00008222
Dec 26      .00234930       .00065760       .00016443
Dec 25          -               -               -
            _________       _________       _________
            .00823736       .00230273       .00057552

   (((.00823736 - .00230273 - .00057552)/ 10.0000)) / 7 x 365 = 2.79% = 7-day
                      Current Yield at December 31, 1991.

7-Day Effective Yield

          ES = ES as calculated for the Current Yield

          UV = UV as calculated for the Current Yield

                            365/7
      ((.00535911/10.0000) + 1        -1

     = 2.83% = 7-Day Effective Yield at December 31, 1991

Growth, Bond, Managed, Aggressive Growth and International Sub-Accounts

30-Day Yield

                                   6
                  NI - ES
      Yield = 2  --------- + 1       - 1
                   U x UV

   where NI = Net income of the Portfolio for the 30-day period attributable to the Sub-Account's units

          ES = M&E + ADMIN

    where ES = Expenses of the Sub-Account for the 30-day period

         M&E = Mortality & Expense Risk charges deducted from the Sub-Account for the 30-day period

       ADMIN = Administration charges deducted from the Sub-Account for the
               30-day period
             = (30 / AAV / 365) x (U x AUV) x 30

   where AAV = Average Accumulated Value of contracts on the last day of the
               30-day period
             = $10,000

           U = the average number of units outstanding, which equals the number of units on the first day of the 30-day period plus the number of units on the last day of the 30-day period, the sum of which is divided by 2

         AUV = the sum of the unit values on the first and last days of the 30-day period divided by 2

          UV = the unit value at the close (highest) of the last day in the 30-day period

Yields for the 30-day period ended December 31, 1991
----------------------------------------------------

                     NI          ES          U          UV     Yield
                     --          --          -          --     -----
Growth           67,935.30   68,357.32   2,035,000   26.2149   -0.01%
Bond             14,035.84    5,600.26     225,000   19.2330    2.35%
Managed          34,570.74   16,031.86     875,000   14.2727    1.79%
Aggressive        3,435.66    3,118.54     140,000   17.3625    0.16%
  Growth
International     1,006.66    6,387.75     505,000    9.7711   -1.31%

Total Return
------------
Total Return =    ((ERV/P - 1)

   where ERV =     the value, at the end of the applicable period, of a
                   hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and
                   capital gains distributions are reinvested

          P =      a hypothetical initial investment of $1,000

        ERV =      (1,000 x ((EUV - BUV) / BUV)) + 1,000 - ADMIN
                   - (SC X 1000)

  where EUV =      Unit value at the end of the period

        BUV =      Unit value at the beginning of the period

         SC =      Surrender charge = 6% (1 year); 1% (5 year)

      ADMIN = Administration Charges attributable to the hypothetical account for the period
            =      (30 / AAV / 365) x No. of days in the period x (1,000 +
                   ($1,000 x ((EUV - BUV) / BUV) / 2))

  where AAV =      Average Accumulated Value of contracts on the last day of
                   the period
            =      $10,000

Average Annual Total Return
---------------------------

                           1/n
Total Return =     ((ERV/P)   -1)

   where ERV =     the value, at the end of the applicable period, of a
                   hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and
                   capital gains distributions are reinvested

           P =     a hypothetical initial investment of $1,000

        n = number of years (Int'l = days/365)

      ERV = (1,000 x ((EUV - BUV) / BUV)) + 1,000 - ADMIN
            - (SC x 1,000)

where EUV = Unit value at the end of the period

      BUV = Unit value at the beginning to the period

       SC = Surrender charge = 6% - 1 year; 1% - 5 year

    ADMIN = Administration Charges attributable to the hypothetical account for the period
          = (30 / AAV / 365) x No. of days in the period x
            ($1,000 + ($1,000 x ((EUV - BUV) / BUV) /2))

where AAV = Average Accumulated Value of contracts on last day of the period
          = $10,000

GROWTH SUB-ACCOUNT

1 Year (1/1/91 to 12/31/91)
---------------------------

ADMIN =      365 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    26.2149 - 22.3898 ) / 22.3898 / 2))
      = ( 0.003) x (    1,085.42 )
      =    3.26

ERV   =   1,000 + ( 1,000 x ((    26.2149 - 22.3898 ) / 22.3898
           3.26 - (.06 x 1,000)
      = 1107.58

Total Return =      (   1,107.58 / 1,000) - 1
             =   10.76%

Average Annual Total Return =        10.76%

5 Year (1/1/87 to 12/31/91)
---------------------------

ADMIN =     1825 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    26.2149 - 14.5785 ) / 14.5785 / 2))
      = ( 0.015) x (    1,399.09 )
      =   20.99

ERV   =   1,000 + ( 1,000 x ((    26.2149 - 14.5785 ) / 14.5785
        - 20.99 - (.01 x 1,000)
      =  1767.2

Total Return =      (   1,767.20 / 1,000) - 1
             =   76.72%

Average Annual Total Return =        12.06%

Since Inception (2/24/84 to 12/31/91)
-------------------------------------

ADMIN =     2867 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    26.2149 - 10.0000 ) / 10.0000 / 2))
      = (0.02356 ) x (    1,810.75 )
      =   42.67

ERV   =   1,000 + ( 1,000 x ((    26.2149 - 10.0000 ) / 10.0000
        - 42.67 - (0 x 1,000)
      =  2578.82

Total Return =      (   2,578.82 / 1,000) - 1
             =  157.88%

Average Annual Total Return =        12.82%

MONEY MARKET SUB-ACCOUNT


1 Year (1/1/91 to 12/31/91)
---------------------------

ADMIN =      365 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    15.9477 - 15.2698 ) / 15.2698 / 2))
      = ( 0.003) x (    1,022.20 )
      =    3.07

ERV   =   1,000 + ( 1,000 x ((    15.9477 - 15.2698 ) / 15.2698
        -  3.07 - (.06 x 1,000)
      =  981.32

Total Return =      (     981.32 / 1,000) - 1
             =   -1.87 %

Average Annual Total Return =        -1.87%


5 Year (1/1/87 to 12/31/91)
---------------------------

ADMIN =     1825 x (30/10,000/365)
        x (1.000 + ( 1,000 x ((    15.9477 - 11.9506 ) / 11.9506 / 2))
      = ( 0.015) x (    1,167.23 )
      =   17.51

ERV   =   1,000 + ( 1,000 x ((    15.9477 - 11.9506 ) / 11.9506
        - 17.51 - (.01 x 1,000)
      =  1306.96

Total Return =      (   1,306.96 / 1,000) - 1
             =   30.70 %

Average Annual Total Return =         5.50%

Since Inception (2/24/84 to 12/31/91)
-------------------------------------

ADMIN =     2867 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    15.9477 - 10.0000 ) / 10.0000 / 2))
      = (0.02356) x (    1,297.39 )
      =    30.57

ERV   =   1,000 + ( 1,000 x ((    15.9477 - 10.0000 ) / 10.0000
         - 30.57 - (0 x 1,000)
      =  1564.2

Total Return =      (   1,564.20 / 1,000) - 1
             =   56.42 %

Average Annual Total Return =         5.86%

BOND SUB-ACCOUNT

1 Year (1/1/91 to 12/31/91)
---------------------------

ADMIN =        365 x (30/10,000/365)
          x (1,000 + (1,000 x ((   19.2330 - 17.0844 ) / 17.0844 / 2))
        = (  0.003 ) x (   1,062.88 )
        =     3.19

ERV     =    1,000 + (1,000 x ((   19.2330 - 17.0844 ) / 17.0844
          -   3.19 - (.06 x 1,000)
        = 1,062.57

Total Return =   ( 1,062.57 / 1,000) - 1
             =  6.26%

Average Annual Total Return =     6.26%


5 Year (1/1/87 to 12/31/91)
---------------------------

ADMIN =       1825 x (30/10,000/365)
        x   (1,000 + ( 1,000 x (( 19.2330 - 14.8780 ) / 14.8780 / 2))
        =  ( 0.015 ) x (   1,146.36 )
        =     17.2

ERV     =    1,000 + ( 1,000 x ((   19.2330 - 14.8780 ) / 14.8780
        -     17.2 - (.01 x 1,000)
        =    1265.51

Total Return =     (   1,265.51 / 1,000) - 1
             =   26.55%

Average Annual Total Return =       4.82%


Since Inception (2/24/84 to 12/31/91)
------------------------------------

ADMIN =       2867.x (30/10,000/365)
        x   (1,000 + ( 1,000 x (( 19.2330 - 10.0000 ) / 10.0000 / 2))
        =  ( 0.02356 ) x (   1,146.65 )
        =    34.44

ERV     =    1,000 + ( 1,000 x ((   19.2330 - 10.0000 ) / 10.0000
        -    34.44 - (0 x 1,000)
        =    1888.86

Total Return =     (   1,888.86 / 1,000) - 1
             =   68.89%

Average Annual Total Return =       8.43%

MANAGED SUB-ACCOUNT

1 Year (1/1/91 to 12/31/91)
---------------------------

ADMIN =      365 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    14.2727 - 11.9886 ) / 11.9886 / 2))
      = (  0.003 ) x (    1,095.26 )
      =     3.29

ERV   =    1,000 + ( 1,000 x ((    14.2727 - 11.9886 ) / 11.9886
        -   3.29 - (.06 x 1,000)
      =  1127.23

Total Return =       (    1,127.23 / 1,000) - 1
             =     12.72%

Average Annual Total Return =        12.72%

5 Year (1/1/87 to 12/31/91)
----------------------------

ADMIN =     1825 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    14.2727 - 11.0949 ) / 11.0949 / 2))
      = (  0.015 ) x (    1,143.21 )
      =    17.15

ERV   =    1,000 + ( 1,000 x ((    14.2727 - 11.0949 ) / 11.0949
        -  17.15 - (.01 x 1,000)
      =  1259.27

Total Return =       (    1,259.27 / 1,000) - 1
             =     25.93%

Average Annual Total Return =        4.72%

Since Inception (12/12/85 to 12/31/91)
--------------------------------------

ADMIN =     2210 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    14.2727 - 10.0000 ) / 10.0000 / 2))
      = (0.01816 ) x (    1,213.64 )
      =    22.05

ERV   =    1,000 + ( 1,000 x ((    14.2727 - 10.0000 ) / 10.0000
        -  22.05 - (0 x 1,000)
      =  1405.22

Total Return =       (    1,405.22 / 1,000) - 1
             =     40.52%

Average Annual Total Return =        5.78%

AGGRESSIVE GROWTH SUB-ACCOUNT

1 Year (1/1/91 to 12/31/91)

ADMIN =      365 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    17.3625 - 11.2405 ) / 11.2405 / 2))
      = (  0.003 ) x (    1,272.32 )
      =     3.82

ERV   =    1,000 + ( 1,000 x ((    17.3625 - 11.2405 ) / 11.2405
        -   3.82 - (.06 x 1,000)
      =  1480.82

Total Return =      (    1,480.82 / 1,000) - 1
             =   48.08 %

Average Annual Total Return =       48.08%

Since Inception (5/1/89 to 12/31/91)

ADMIN =       974 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((    17.3625 - 10.0000 ) / 10.0000 / 2))
      = (0.00800 ) x (    1,368.13 )
      =    10.95

ERV   =    1,000 + ( 1,000 x ((    17.3625 - 10.0000 ) / 10.0000
        -  10.95 - (.04 x 1,000)
      =  1685.3

Total Return =      (    1,685.30 / 1,000) - 1
             =   68.53 %

Average Annual Total Return =       21.60%


INTERNATIONAL SUB-ACCOUNT

Since Inception (11/7/91 to 12/31/91)

ADMIN =       54 x (30/10,000/365)
        x (1,000 + ( 1,000 x ((     9.7711 - 10.0000 ) / 10.0000 / 2))
      = (0.00044 ) x (      988.56 )
      =     0.44

ERV   =    1,000 + ( 1,000 x ((     9.7711 - 10.0000 ) / 10.0000
        -   0.44 - (.06 x 1,000)
      =   916.87

Total Return =      (      916.67 / 1,000) - 1
             =   -8.33 %

Average Annual Total Return =       -44.46%